CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION
                                     OF
                           MIRAGE COMPUTERS, INC.


     We,  the undersigned President and Secretary of MIRAGE COMPUTERS,  INC.,

do hereby certify that:

     The  Board of Directors of said Corporation, at a meeting duly  convened and  held  on  the  14th day of March, 2000, adopted a  resolution  to  amend

Article I of the original Articles as follows:

Article I - NAME

The exact name of this corporation is:

                         MEGA MICRO TECHNOLOGIES GROUP

     The number of shares of the corporation outstanding and entitled to vote on  an amendment to the Articles of Incorporation is 6,406,288; that the said changes  and amendments have been consented to and approved by a majority  of the  stockholders  holding  at  least a majority  of  stock  outstanding  and entitled to vote thereon at a meeting of the Stockholders held April 6, 2000.

     Dated: April 6, 2000


                              /s/ Robert Stander
                              ROBERT STANDER, President


                              /s/ Thomas Embrogno
                              THOMAS EMBROGNO, Secretary



STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 6, 2000, personally appeared before me, a Notary Public, ROBERT STANDER, who is the President of Mirage Computers, Inc. and who acknowledged to me that he executed the above instrument on behalf of the Corporation.


                              /s/ Jennier Porras
                              NOTARY PUBLIC

STATE OF NEVADA     )
                    )  SS:
COUNTY OF CLARK     )

     On April 6, 2000, personally appeared before me, a Notary Public, THOMAS EMBROGNO, who is the Secretary of Mirage Computers, Inc. and who acknowledged to me that he executed the above instrument on behalf of the Corporation.


                              /s/ Jennifer Poras
                              NOTARY PUBLIC